Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2002 Stock Incentive Plan, as amended and restated effective January 1, 2005, of T-3 Energy Services, Inc. of our report dated March 3, 2006, with respect to the consolidated financial statements of T-3 Energy Services, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas
June 16, 2006